PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-800-[ ]-[ ] to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free (800-[ ]-[ ]) Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER

PLEASE CAST YOUR PROXY VOTE *TODAY!*

WCM Developing World Equity Fund,
a series of
Investment Managers Series Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [AUGUST 16], 2024

The undersigned holder of shares of the WCM Developing World Equity Fund (the "Fund"), a series of Investment Managers Series Trust, a Delaware statutory Trust, hereby appoints [ ] or any one of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") which is expected to be held at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Glendora, California 91740, on [August 16], 2024, at 10:00 a.m. Pacific time, and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated [ ], 2024 (the "Proxy Statement/Prospectus), and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any other adjournments or postponements thereof not set forth in the Proposals for the Fund (set forth on the reverse side of this proxy card) (including, but not limited to, any questions as to adjournments or postponements of the Meeting). A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given. **This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Fund's Proposals set forth on the reverse side of this proxy card**.

This proxy is solicited on behalf of the Board of Trustees, and the Proposals for the Fund (set forth on the reverse side of this proxy card) have been approved by the Board of Trustees and recommended for approval by shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendation.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free **[_______]**. **Representatives are available to assist you** Monday through Friday [_] a.m. to [_] p.m. Central Time. **Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [August 16], 2024.** The proxy statement of the Fund is available at: [ ]

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

WCM Developing World Equity Fund,
a series of
Investment Managers Series Trust

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Proxy Statement of the Fund. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

IF YOU VOTE ONLINE OR BY PHONE, YOU NEED NOT RETURN THIS PROXY CARD.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW.

TO VOTE, MARK ONE CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FUND'S PROPOSALS SET FORTH BELOW.

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization by and between Investment Managers Series Trust, on behalf of WCM Developing World Equity Fund (the "Target Fund"), and First Trust Exchange-Traded Fund, on behalf of its series, the First Trust WCM Developing World Equity ETF, a newly formed actively-managed exchange-traded fund (the "Acquiring Fund"), pursuant to which the Target Fund would (i) transfer all of its assets to the Acquiring Fund in exchange for newly issued shares of the Acquiring Fund and cash in lieu of fractional shares, and the Acquiring Fund's assumption of all of the liabilities of the Target Fund, and (ii) immediately distribute such newly issued shares of the Acquiring Fund and cash in lieu of fractional shares to shareholders of the Target Fund.	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]